                                                                     EXHIBIT 21





                    MONTHLY CERTIFICATEHOLDERS' STATEMENT

                         Discover Card Trust 1991 B

                      --------------------------------

                                 CREDIT CARD

                          PASS-THROUGH CERTIFICATES

                      --------------------------------


      Under the  Pooling  and  Servicing  Agreement  dated  as of July  1, 1991
(the "Agreement") by and among Greenwood Trust Company   (the  "Servicer") ,
Discover   Receivables   Financing Group and Wilmington Trust Company,  as
Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the
performance  of  the  Trust  during  the   previous  month.   The information
which is required to be prepared with respect to the distribution of    August
15, 1996,  and  with  respect to the performance  of  the  Trust  during  the
Due  Period  ended   in July 31, 1996      ,is set forth below.  Certain  of
the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

     Information   Regarding  the  Current  Monthly  Distribution (stated on
the basis of $1,000 original principal amount).

- --------------------------------

1. The total  amount of the  distribution  to Class A Certificateholders   on
   August 15, 1996   , per  $1,000  interest .....
   ................................................ $        0.000000000

2. The total  amount of the  distribution  to Class B Certificate-
   holders  on     August 15, 1996   , per  $1,000  interest .....
   ................................................ $        0.000000000

3. The amount of the distribution set  forth in  paragraph 1 above in  respect of  interest  on  the Class  A  Certificates ,  per $1,000
   interest ....................................... $        0.000000000

4. The amount of the distribution set  forth in  paragraph 2 above in  respect of  interest  on  the Class  B  Certificates ,  per $1,000
   interest ....................................... $        0.000000000

5. The amount of the distribution set forth in paragraph  1  above in respect of  principal  on the  Class  A  Certificates ,  per $1,000
   interest ........................................ $        0.000000000

6. The amount of the distribution set forth in paragraph  2  above in respect of  principal  on the  Class  B  Certificates ,  per $1,000
   interest ........................................ $        0.000000000


Information Regarding the Performance of the Trust.

- ---------------------------------------------------

1. Collections of Receivables.

- --------------------------------

  (a) The aggregate amount of Finance Charge Collections processed during the
      related Due Period ............................... $       9,718,279.91

  (b) The  aggregate  amount  of  Principal Collections  processed during the
      related Due Period ............................... $     123,368,894.83

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates ..................................... $         726,927.34

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates ..................................... $      99,978,152.37

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates ..................................... $               0.00

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates ..................................... $      90,885,864.82

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates ..................................... $         726,927.34

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates ..................................... $       9,092,287.55

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate ...................................... $       8,991,352.57

  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate ...................................... $       23,390,742.46


2. Principal Receivables in the Trust;  Principal Funding Account.
- ------------------------------------------------------------------

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in July 31, 1996 (which reflects the Principal Receivables represented by the Seller Certificate and the
      Investor Certificates) .........
      ................................................. $       665,753,108.40

  (b) The  amount  of  Principal  Receivables  in  the Trust  represented  by
      the  Class  A  Certificates   (the  "Class  A Interest") as of  the Due
      Period Ended in  July 31, 1996
      ................................................. $                 0.00

  (c) The  amount  of  Principal  Receivables  in  the Trust  represented  by
      the  Class  B  Certificates   (the  "Class  B Interest") as of  the Due
      Period Ended in  July 31, 1996 .................. $        25,000,000.00

  (d) The  Class A Interest and the  Class B Interest set forth in paragraph  2
      (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2 (a) above
      .................................................                   3.76%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph
      2 (a) above .....................................                   0.00%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph
      2 (a) above .....................................                   3.76%

  (g) The Aggregate Invested Amount as of the end of the current Distribution
      Date                       ...................... $        50,000,000.00

  (h) The Invested Amount as of the end of the current Distribution Date with
      respect to the Class A Certificates ............. $                 0.00

  (i) The Invested Amount as of the end of the current Distribution Date with
      respect to the Class B Certificates ........... . $        50,000,000.00

  (j) The total amount to be deposited into the Principal Funding Account in respect of Principal Collections on such Distribution Date ..............
                                                         $       25,000,000.00

  (k) The amount of the deposit referred to in paragraph 2(j) which was allocated in respect of the Class A Certificates
      ................................................. $                 0.00

  (l) The amount of the deposit referred to in paragraph 2(j) into the Principal Funding Account on such Distribtion Date which was allocated in
      respect of the Class B Certificates ............. $        25,000,000.00

  (m) The total amount on deposit in the Principal Funding Account on such Distribution Date (after giving effect to the deposit referred to in
      paragraph 2(j)          ......................... $        25,000,000.00

  (n) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class A Certificates (after giving effect to the deposit referred to in paragraph 2(k)
      ................................................. $                 0.00

  (o) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class B Certificates (after giving effect to the deposit referred to in paragraph 2(l)
      ................................................. $        25,000,000.00

  (p) The total amount of Investment Income since the last Distribution Date
      ................................................. $                 0.00

  (q) The total amount of Investment Income since the last Distribution Date in
      respect of the Class A Certificates ............. $                 0.00

  (r) The total amount of Investment Income since the last Distribution Date in
      respect of the Class B Certificates ............. $                 0.00

  (s) The Deficit Accumulation Amount (after giving effect to the deposit
      referred in paragraph 2(j)........................$                 0.00


3. Interest Funding Account.

- ----------------------
  (a) The total amount to be deposited into the Interest Funding Account in respect of Certificate Interest on such Distribution Date
      .................................................. $          368,750.00

  (b) The   amount of Certificate Interest to be deposited into the Interest
      Funding Account on such Distribtion Date in respect of the Class A
      Certificates ......................................$                0.00

  (c) The   amount of Certificate Interest to be deposited into the Interest
      Funding Account on such Distribtion Date in respect of the Class B
      Certificates ......................................$          368,750.00

  (d) The total amount on deposit in the Interest Funding Account in respect of Certificate Interest on such Distribution Date (after giving effect to
      the deposit referred to in paragraph 3(a) ......... $         368,750.00

  (e) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class A Certificates (after giving effect to the deposit referred to in paragraph
      3(b) .............................................. $               0.00

  (f) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class B Certificates (after giving effect to the deposit referred to in paragraph
      3(c) .............................................. $         368,750.00


4. Investor Charged-Off Amount.

- --------------------------------
  (a) The aggregate amount of Receivables charged-off as  uncollectible
      during the  Due  Period   ended in  July 31, 1996 allocable  to  the
      Investor  Certificates   (the  "Investor Charged-Off Amount")
      ............................................... $          190,657.33

  (b) The aggregate amount of Receivables charged-off as  Uncollectible
      during the  Due  Period   ended in  July 31, 1996 allocable  to  the
      Class  A  Certificates    (the  "Class A Charged-Off Amount")
      ............................................... $                0.00

  (c) The sum of (i) the aggregate amount of Receivables  charged-off   as
      uncollectible     during    the   Due     Period ended   in   July 31,
      1996     allocable to the Class B Certficates and (ii) the sum of (a)
      the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the
      "Class B Charged-Off Amount") $                            190,657.33

  (d) The  Cumulative  Class  A  Charged-Off  Amount on ..........
      ................... August 15, 1996    ........ $                0.00

  (e) The  Cumulative  Class  B  Charged-Off  Amount on ..........
      ................... August 15, 1996    ........ $                0.00

5. Investor losses; Reimbursement of Charge-Offs.

  (a) The   amount  of  Class  A  Investor  Loss , as  defined  in Section
      4.06 (b) of the  Agreement , during the Due  Period ended   in   July 31,
      1996     ........................................ $              (0.00)

  (b) The  amount   of  Class  B  Investor  Loss , as  defined  in Section
      4.06 (b) of the  Agreement , during the Due  Period ended   in   July 31,
      1996     ........................................ $               0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5 (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-holder's investment)
      ................................................. $        0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5 (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficateholder's investment)
      ................................................. $        0.000000000

  (e) The  total  amount  reimbursed  to the  Trust in the  current month
      pursuant  to  Section   4.06  (c) of   the  Agreement, if any, in respect
      of Class A Investor Losses in prior months
      ................................................. $               0.00

  (f) The  total  amount  reimbursed  to the  Trust in the  current month
      pursuant  to  Section   4.06  (c) of   the  Agreement, if any, in respect
      of Class B Investor Losses in prior months
      ................................................. $               0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ................................................. $        0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ................................................. $        0.000000000

  (i) The  aggregate   amount  of   Class  A  Investor  Losses   in the Trust
      as of  the  end  of the day on   August 15, 1996
      ................................................. $               0.00

  (j) The  aggregate   amount  of   Class  B  Investor  Losses   in the Trust
      as of  the  end  of the day on   August 15, 1996
      ................................................. $               0.00

  (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing , pro rata , the amount
      of   Class    A    Certificateholder's investment )
      ................................................. $        0.000000000

  (l) The amount set forth in paragraph 5 (j) above , per $1,000 interest (which will have had the effect of reducing , pro rata , the amount
      of   Class    B    Certificateholder's investment )
      ................................................. $        0.000000000


6. Investor Servicing Fee.
- --------------------------

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of July 31, 1996
      ................................................. $               0.00

  (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of July 31, 1996
      ................................................. $          83,279.16


7. Available Subordinated Amount.
- ---------------------------------

  (a) The  amount  available  to  be  applied   pursuant  to  Sections 4.03 (c)
      (i) (B) and (C) of the  Agreement  as  of  the  end  of the day   on
      August 15, 1996    .............................. $      50,000,000.00


  (b) The amount set forth in paragraph 7(a) above as a percentage of the Class
      A Interest.  .......................................              0.00%


8. Available Class B Credit Enhancement Amount.
- -----------------------------------------------

  (a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on August 15, 1996
      ................................................. $      56,500,000.00

  (b) The amount set forth in paragraph 8 above as a percentage of the Class B
      Interest.  ........................................             113.00%

9. The Pool Factor.
- -------------------

    The Pool Factor represents the ratio of the amount of the Class A Invested amount as of the end of the day on August 15, 1996 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the
    Pool Factor ....................................                0.00000000

    The Pool Factor represents the ratio of the amount of the Class B Invested amount as of the end of the day on August 15, 1996 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the
    Pool Factor ....................................                1.00000000


10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution Date
    ............................................... $            13,392,373.03


11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period related to such Distribution Date
    ............................................... $            16,736,394.45



                      Greenwood Trust Company as Servicer

                                     By:
                                         -----------------------------
                                     Title: Vice President, Director of
                                     Accounting and Treasurer

                        MONTHLY SERVICER CERTIFICATE

                         DISCOVER CARD TRUST 1991 B

                        -----------------------------

                                 CREDIT CARD

                          PASS-THROUGH CERTIFICATES

                        -----------------------------



        The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling
    and   Servicing   Agreement   dated  as  of  July  1,  1991   (the "Pooling
    and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company , does hereby certify as follows:



       1. Greenwood is Servicer under the Pooling and Servicing Agreement.

       2. The undersigned is a Servicing Officer.

       3. The aggregate amount of Collections processed
          during the related Due Period was equal to ....... $   133,087,174.74

       4. The  aggregate  amount of  Class A  Principal
          Collections  processed by the Servicer during
          the related Due Period is equal to ..........      $    90,885,864.82

       5. The aggregate amount  of the Class A  Finance
          Charge  Collections processed by the Servicer
          during the related Due Period is equal to      ... $             0.00

       6. The sum of all amounts payable to the  Class A
          Certificateholders on the current Distribution
          Date is equal to      ............................ $             0.00

       7. The  aggregate  amount of  Class B  Principal
          Collections  processed by the Servicer during
          the related Due Period is equal to ..........      $     9,092,287.55

       8. The aggregate amount  of the Class B  Finance
          Charge  Collections processed by the Servicer
          during the related Due Period is equal to       .. $       726,927.34

       9. The  amount  of  drawings  under  the  Class B
          Credit Enhancement required to be made on  the
          succeeding Drawing Date pursuant to
          (a)  Section 4.03(c)(i)(G) is equal to...... $              0.00
          (b)  Section 4.03(c)(i)(H) is equal to...... $              0.00
          (c)  Section 4.05 is equal to............... $              0.00

      10. The sum of all amounts payable to the Class B
          Certificateholders on the current Distribution
          Date is equal to ........................... $              0.00

      11. The total amount to be deposited in the Principal
          Funding Account on the related Distribution Date
          is equal to ................................ $     25,000,000.00

      12. The total amount on deposit in the Principal
          Funding Account  (after giving effect to the
          deposit referred to in Item 11 above) will be
          equal to ................................... $     25,000,000.00

      13. The total amount to be deposited in the Interest
          Funding Account on the related Distribution Date
          is equal to ................................ $        368,750.00

      14. The total amount on deposit in the Interest
          Funding Account  (after giving effect to the
          deposit referred to in Item 13 above) will be
          equal to ................................... $        368,750.00

      15. The Invested Amount as of the end of the current
          Distribution Date .......................... $     50,000,000.00

          (a)  for the Class A Certificateholders will be
               equal to .............................. $              0.00

          (b)  for the Class B Certificateholders will be
               equal to .............................. $     50,000,000.00

      16. Attached hereto is a true copy of the statement
          required to be delivered by the Servicer on the
          date  of   this  Certificate  to the   Trustee
          pursuant to section 5.02.


         IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of August 15, 1996



                                   GREENWOOD TRUST COMPANY, as Servicer

                               By:
                                    -------------------------------
                               Title: Vice President, Director of
                               Accounting and Treasurer

                            Greenwood Trust Company
                            Cash Collateral Account
                        Monthly Portfolio Status Report
                           Discover Card Trust 1991 B

                    Due Period Ending:              07/31/96

             PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                                     # of Accounts             Dollars
             Ending Total Outstanding                      920,946      675,401,825.71

             Total Principal Outstanding                       n/a      665,753,108.40

             Total Finance Charge Outstanding                  n/a        9,648,717.31

             Aggregate Investor Interest                       n/a       25,000,000.00

             Delinquencies (90 days or greater)              3,802       10,355,758.45
               % of Ending Total Outstanding                   n/a            1.533274%

             Investor Net Charge Offs                          n/a          190,657.33
             Annualized % of Investor Interest                 n/a            4.575776%

             Monthly Principal Payment Rate                    n/a          399.912609%


                                                                   PAYMENTS & YIELD
             Principal Payments
             (Allocable to Investor Interest)                            99,978,152.37

             Finance Charges, Annual Fees & Late Fees
             (Allocable to Investor Interest)                               726,927.34

             Annualized Gross Yield to Investor                               1.586023%